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                         CALFEE, HALTER & GRISWOLD LLP
                                ATTORNEYS AT LAW
                    ---------------------------------------
                        1400 McDonald Investment Center
                 800 Superior Avenue   Cleveland, Ohio 44114-2688
                         216/622-8200   Fax 216/241-0816

                                                                     EXHIBIT 5.1

                                  June 19, 1997

NCS HealthCare, Inc.
3201 Enterprise Parkway
Suite 220
Beachwood, Ohio  44122

      We are familiar with the proceedings taken by NCS HealthCare, Inc., a Delaware corporation (the "Company"), with respect to 1,073,098 shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock") to be sold by certain selling stockholders. As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933, as amended. In this connection, we have examined the Amended and Restated Certificate of Incorporation and the By-laws of the Company, each as currently in effect, records of proceedings of the Board of Directors of the Company, and such other records and documents as we have deemed necessary or advisable to render the opinions contained herein.

        Based upon our examination and inquiries, we are of the opinion that the Company is incorporated and validly existing under the laws of the State of Delaware and the shares of Class A Common Stock to be sold by the selling stockholders in the manner contemplated by the Registration Statement have been duly authorized and legally issued, and are fully paid for and nonassessable.

      We are attorneys licensed to practice law in the State of Ohio. The opinions expressed herein are limited solely to the federal law of the United States of America and the laws of the State of Ohio. We express no opinion as to the effect or applicability of the laws of any other jurisdiction.

      This opinion is delivered to you solely in connection with the filing of the Registration Statement with respect to the Class A Common Stock, and this letter and the opinions stated herein may not be relied upon for any other purpose or by any persons other than the Directors and executive officers of the Company.




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                         CALFEE, HALTER & GRISWOLD LLP

NCS HealthCare, Inc.
Page 2
June 19, 1997

         We consent to the filing of this opinion with the Registration Statement and to the use of our name therein under the caption "Validity of Shares."

                                     Respectfully submitted,

                                     CALFEE, HALTER & GRISWOLD LLP